Exhibit 4.3

THIS CERTIFICATE IS TRANSFERABLE IRON MOUNTAIN  IN JERSEY CITY, NJ, NEW YORK, NY INCORPORATED UNDER THE LAWS IRON MOUNTAIN INCORPORATED AND PITTSBURGH, PA OF THE STATE OF DELAWARE  CUSIP 462846 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS This is to Certify that SPECIMEN is the owner of FULLY PAID AND NON-ASSESSABLE SHARES, $.01 PAR VALUE OF THE COMMON STOCK OF CERTIFICATE OF STOCK Iron Mountain Incorporated, transferable on the books of the Corporation in person or by attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Articles of Incorporation and the By-laws of the Corporation as from line to line amended. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. In Witness Whereof, the Corporation has caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affired. Dated COUNTERSIGNED AND REGISTERED: THE BANK OF NEW YORK MELLON TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE SECRETARY  CHAIRMAN AND CHIEF EXECUTIVE OFFICER IRON MOUNTAIN INCORPORATED SEAL 2002 DELWARE CORPORATE

IRON MOUNTAIN INCORPORATED THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH TO THE HOLDER HEREOF, UPON REQUEST AND WITHOUT CHARGE, (i) A FULL OR SUMMARY STATEMENT OF THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO FIX AND DETERMINE SUCH RIGHTS AND DESIGNATIONS. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT—Custodian (Cust) (Minor) TEN ENT - as tenants by the entireties JTTEN — as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above For value received hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) equal to the number of shares of common stock represented by this certificate, such Rights being on the terms set forth in the Rights Agreement by and between Iron Mountain Incorporated (the “Corporation”) and Mellon Investor Services LLC (operating with the service name “BNY Mellon Shareowner Services”) (the “Rights Agent”), dated as of March 23, 2011, as it may be amended from time to time (the “Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Corporation, or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Corporation or may expire. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Corporation shall mail to the registered holder of this certificate a copy of the Agreement without charge within five (5) days after receipt of a written request therefor. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person. list. Shares